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                                                                    EXHIBIT 99.1



                             CAUTIONARY STATEMENTS

Certain information in this Form 8-K may contain forward-looking statements regarding future events or the future performance of Brightpoint. These statements are only predictions and actual events or results may differ materially. Please refer to the documents Brightpoint files, from time to time, with the Securities and Exchange Commission; specifically, Brightpoint's Form 10-K for the period ending December 31, 2003 and Brightpoint's Form 10-Q for the periods ending March 31, 2004 and June 30, 2004, and the exhibits thereto. These documents contain and identify important risk factors that could cause the actual results to differ materially from those contained in or implied by these forward-looking statements. These risk factors include, without limitation, the ability of the Registrant to operate within the terms of the Revolver, as amended, including the borrowing availability limitations and maintaining compliance with the tangible net worth requirements. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date these statements were made. Brightpoint undertakes no obligation to update any forward-looking statements contained in this Form 8-K.